UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             BIOVERIS CORPORATION
            (Exact name of registrant as specified in its charter)

                  Delaware                                  80-0076765
          (State of incorporation                        (I.R.S. Employer
              or organization)                         Identification No.)

           16020 Industrial Drive                             20877
           Gaithersburg, Maryland                           (Zip Code)
  (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each Class                Name of each exchange on which
        to be so registered                each class is to be registered
        -------------------                ------------------------------
               None                                Not applicable

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-109196

         Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
                               (Title of class)

                        Preferred Share Purchase Rights
                               (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's common stock, par value $0.001 per share, and the description of the Registrant's preferred share purchase rights are set forth under the headings "Description of BioVeris Capital Stock--Common Stock" and "Description of BioVeris Capital Stock--Rights Agreement," respectively, in the Registrant's proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-109196) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and such information is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit No.         Description
----------          -----------

1 Certificate of Incorporation of BioVeris Corporation (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

2 By-laws of BioVeris Corporation (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

3 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the Registration Statement).

4 Rights Agreement dated as of January 9, 2004, between the Registrant and EquiServe Trust Company, N.A. (filed herewith).

5 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of the Registrant (filed herewith).

6 Specimen Right Certificate (filed as Exhibit B to the Rights Agreement which is filed as Exhibit 4 hereto).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2004

                                        BIOVERIS CORPORATION,

                                           By: /s/ George V. Migausky
                                              --------------------------------
                                              Name:   George V. Migausky
                                              Title:  Secretary and
                                                      Chief Financial Officer